Exhibit 99.1

ACCELRYS ANNOUNCES RESIGNATION OF CHIEF EXECUTIVE

OFFICER AND APPOINTMENT OF INTERIM CHIEF EXECUTIVE

OFFICER

San Diego, January 6, 2009 — Accelrys, Inc. (NASDAQ: ACCL) today reported that Mark Emkjer, its President and Chief Executive Officer has resigned as an officer and director of the Company, effective January 5, 2009. Mr. Emkjer will remain employed by the Company until February 1, 2009 to assist in transitioning his role and responsibilities. The Company’s Board of Directors (the “Board”) has appointed Mr. Todd Johnson to serve as the Company’s interim President and Chief Executive Officer while the Company commences an immediate search for Mr. Emkjer’s successor.

On behalf of Accelrys, Mr. Ken Coleman, Chairman of the Company’s Board stated: “We thank Mark for his stewardship of the Company over the past six years. We wish him well as he leaves Accelrys to spend more time with his family and pursue personal interests. Under Mark’s leadership the Company has greatly improved its vision, profitability, cash-flow and product offerings.”

Mr. Johnson brings to Accelrys over twenty years of high-technology leadership experience. Most recently, Mr. Johnson was Chief Executive Officer of Kontiki, Inc., prior to its acquisition by VeriSign, Inc., following which Mr. Johnson was appointed to the roles of Vice President of VeriSign’s broadband content business and Senior Vice President of Global Marketing. Mr. Johnson began his career with Hewlett Packard and spent eleven years at Silicon Graphics, Inc., where he became Senior Vice President of Worldwide Marketing.

In commenting on Mr. Johnson’s appointment, Mr. Coleman stated: “Todd is an accomplished executive with significant expertise in sales and marketing. We are confident that he will provide interim leadership enabling Accelrys to maintain its momentum while we search for Mark’s successor.”

About Accelrys:

Headquartered in San Diego, California, Accelrys develops scientific business intelligence software and solutions for the life sciences, energy, chemicals, aerospace, and consumer products industries. Our customers include many Fortune 500 companies and other commercial entities as well as academic and government entities. We have a vast portfolio of computer-aided design modeling and simulation offerings which assist our customers in conducting scientific experiments ‘in silico’ in order to reduce the duration and cost of discovering and developing new drugs and materials. Our scientific business intelligence platform underlies most of our computer-aided design modeling and simulation offerings. Our platform can be used with our products, our competitors’ products and our customers’ proprietary predictive science products. Its flexibility, ease-of-use and advanced chemical, text and image analysis and reporting capabilities enable our customers to mine, aggregate, analyze and report scientific data from disparate sources, thereby better utilizing scientific data within their organizations. For more information about Accelrys, visit its website at http://accelrys.com/

Forward-Looking Statements:

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Such forward-looking statements including, but not limited to, statements relating to maintaining the Company’s momentum, are subject to a number of risks and uncertainties. These include risks that the Company may not maintain its current momentum during its search for Mr. Emkjer’s successor, as well as the risks and uncertainties that are contained from time to time in the Company’s SEC filings, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company’s actual results could differ materially from those projected in such forward-looking statements due to these risks and uncertainties, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:

Accelrys, Inc.

Rick Russo

858-799-5200

Investor Relations

MKR Group

Charles Messman or Todd Kehrli

323-468-2300

accl@mkr-group.com